Calculation of Filing Fee Tables
S-1
OneMedNet Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share ("Common Stock")	Other	11,680,535	$ 0.683	$ 7,977,805.41	0.0001381	$ 1,101.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,977,805.41		$ 1,101.73
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,101.73
Offering Note
[1]	Represents the resale of the Selling Stockholders of up to an aggregate of 11,680,535 shares of Common Stock consisting of (i) up to 8,500,000 shares of Common Stock issuable pursuant to advances under the SEPA; (ii) an aggregate of 1,885,078 additional shares of Common Stock issued to Dr. Thomas Kosasa consisting of (A) 581,395 shares of Common Stock on August 29, 2025 as an additional investment in the Company at a purchase price of $0.86 per share, (B) 595,238 shares of Common Stock on February 6, 2026 as an additional investment in the Company at a purchase price of $0.84 per share, (C) 280,898 shares of Common Stock on April 23, 2026 as an additional investment in the Company at a purchase price of $0.89 per share, (D) 268,817 shares of Common Stock on May 18, 2026 as an additional investment in the Company at a purchase price of $0.93 per share, and (E) 158,730 shares of Common Stock on June 12, 2026 as an additional investment in the Company at a purchase price of $0.63 per share; and (iii) an aggregate of 1,295,457 additional shares of Common Stock issued to Dr. Jeffrey Yu (or his affiliate) consisting of (A) 219,429 shares of Common Stock on April 1, 2026 issued in lieu of prior cash compensation owed to Dr. Yu at a conversion price of $0.83 per share, (B) 903,614 shares of Common Stock on April 1, 2026 as an additional investment in the Company at a purchase price of $0.83 per share, and (C) 172,414 shares of Common Stock on June 16, 2026 as an additional investment in the Company at a purchase price of $0.58 per share. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant's shares of Common Stock as reported on the Nasdaq Capital Market on June 29, 2026, such date being within five business days of the date that this Registration Statement was filed with the SEC.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date